Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

Dated as of May 28, 2021

by and among

POST HOLDINGS PARTNERING CORPORATION,

PHPC SPONSOR, LLC

and

POST HOLDINGS, INC.

i

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of May 28, 2021, by and among Post Holdings Partnering Corporation, a Delaware corporation (the “Company,” which term will include any successor company resulting from or in connection with the Partnering Transaction), PHPC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and Post Holdings, Inc., a Missouri corporation (“Post”).

RECITALS:

A. The Company was formed for the purpose of effecting a Partnering Transaction;

B. The Sponsor owns an aggregate of 8,625,000 shares of the Company Series F Common Stock, up to 1,125,000 of which are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units in connection with the Company’s initial public offering (“IPO”) is exercised in full (the “Founder Shares”).

C. The Founder Shares are convertible into shares of the Company Series B Common Stock, which are convertible into shares of the Company Series A Common Stock, in each case on the terms and conditions provided in the Certificate of Incorporation.

D. On May 25, 2021, the Company and the Sponsor entered into that certain Private Placement Units Purchase Agreement, pursuant to which the Sponsor agreed to purchase 1,000,000 units (or up to 1,090,000 units if the underwriters’ option to purchase additional units in connection with the Company’s IPO is exercised in full) (the “Private Placement Units”), each Private Placement Unit consisting of one share of Company Series A Common Stock and one-third of one warrant (the “Private Placement Warrants”), where each whole warrant is exercisable to purchase one share of Company Series A Common Stock at an exercise price of $11.50 per share, at a purchase price of $10.00 per Private Placement Unit in a private placement transaction occurring simultaneously with the closing of the Company’s IPO.

E. On May 28, 2021, the Company entered into that certain Forward Purchase Agreement (the “Forward Purchase Agreement”) with the Sponsor pursuant to which, substantially concurrently with the closing of the Company’s Partnering Transaction and subject to the terms and conditions of the Forward Purchase Agreement, the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase in the aggregate from the Company, on a private placement basis, up to 10,000,000 units (each, a “Forward Purchase Unit”), each Forward Purchase Unit consisting of one share of Company Series B Common Stock and one-third of one warrant (the “Forward Purchase Warrants”), where each whole warrant is exercisable to purchase one share of Company Series A Common Stock at an exercise price of $11.50 per share, at a purchase price of $10.00 per Forward Purchase Unit.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms shall have the meanings set forth below:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the President or Principal Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” has a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“beneficial owner”, “beneficial ownership”, “beneficially owns” and “owns beneficially” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule; provided, however, that, for purposes of determining beneficial ownership, (a) a Person shall be deemed to be the beneficial owner of any Capital Stock which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other Equity-Linked Securities issued by a Person and (b) no Person shall be deemed to beneficially own any Capital Stock or Equity-Linked Securities solely as a result of such Person’s execution of this Agreement or such Person’s filing of any reports, forms or schedules with the Commission in connection with any of the matters contemplated hereby.

“Board” means the Board of Directors of the Company and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Bylaws” means the Amended and Restated Bylaws of the Company, dated May 25, 2021 (including as they may subsequently be amended, modified, supplemented and/or restated in accordance with its terms).

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated May 26, 2021 (including as it may subsequently be amended, modified, supplemented and/or restated in accordance with its terms).

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the Company Series A Common Stock, the Company Series B Common Stock, the Company Series C Common Stock, the Company Series F Common Stock, and all shares of any other series or class of common stock of the Company hereafter authorized.

“Company Incentive Plan” means any equity or omnibus incentive plan adopted by the Company or assumed by the Company in connection with the Partnering Transaction or any other acquisition or partnering transaction involving the Company, or any other compensatory equity-based award or inducement award.

“Company Preferred Stock” means any series or class of Capital Stock of the Company designated as preferred stock.

“Company Series A Common Stock” means the Company’s Series A Common Stock, par value $0.0001 per share.

“Company Series B Common Stock” means the Company’s Series B Common Stock, par value $0.0001 per share.

“Company Series C Common Stock” means the Company’s Series C Common Stock, par value $0.0001 per share.

“Company Series F Common Stock” means the Company’s Series F Common Stock, par value $0.0001 per share.

“Demand Registration” has the meaning given in Section 3.1(a).

“Demanding Holder” has the meaning given in Section 3.1(a).

“Director” means a director of the Company.

“Equity-Linked Securities” means any securities (other than Capital Stock) convertible into, or exercisable or exchangeable for, Capital Stock (whether directly or indirectly).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchangeable Holder” means a holder of record or beneficial owner of Exchangeable Securities.

“Exchangeable Private Placement” means any sale of exchangeable notes or debentures made pursuant to Rule 144A under the Securities Act, which notes or debentures are exchangeable for consideration that includes Registrable Securities.

“Exchangeable Private Placement Request” has the meaning set forth in Section 3.7.

“Exchangeable Registrable Securities” means any shares of Company Common Stock delivered or deliverable to an Exchangeable Holder upon the exchange of Exchangeable Securities, which shares are Registrable Securities immediately prior to such delivery.

“Exchangeable Securities” means exchangeable notes or debentures issued by a Holder in an Exchangeable Private Placement.

“Exchangeable Security Shelf Period” has the meaning set forth in Section 3.7.

“Exchangeable Security Shelf Registration” has the meaning set forth in Section 3.7(a).

“Exchangeable Security Shelf Registration Request” has the meaning set forth in Section 3.7(a).

“Exchangeable Shelf Registration Statement” means a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission) on Form S-3 or any similar short-form registration statement that may be available at such time providing for an offering of Exchangeable Registrable Securities to be made on a delayed or continuous basis.

“Exchangeable Shelf Registration Trigger Event” means the thirty (30) days prior to the first date on which any Exchangeable Securities become eligible to be exchanged for Registrable Securities.

“Form S-1” has the meaning given in Section 3.1(a).

“Form S-3” has the meaning given in Section 3.2(a).

“Forward Purchase Agreement” has the meaning set forth in the Recitals.

“Forward Purchase Unit” has the meaning set forth in the Recitals.

“Forward Purchase Warrants” has the meaning set forth in the Recitals.

“Founder Shares” has the meaning set forth in the Recitals.

“Governmental Entity” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof or any other financial institution that routinely engages in Hedging Transactions in the ordinary course of its business.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(a) transactions by a Holder in which a Hedging Counterparty engages in short sales of Company Common Stock pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(b) transactions pursuant to which a Holder sells short Company Common Stock pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(c) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to a Hedging Counterparty who may then publicly resell or otherwise transfer such Registrable Shares pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(d) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a Permitted Transferee and sell the loaned shares or, in an event of default in the case of a pledge, then sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holder” means any Post Stockholder who holds Registrable Securities and any Person who hereafter becomes entitled to the rights and subject to the obligations contained in Article III hereof pursuant to Section 7.2 of this Agreement.

“IPO” has the meaning set forth in the Recitals.

“Law” means any applicable federal, state, local or foreign law, stock exchange rules and regulations, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Letter Agreement” means the Letter Agreement, dated the date hereof, among the Company, the Sponsor and the Company’s executive officers and directors.

“Lock-up Period” means, with respect to any Registrable Security, any period during which a Holder has agreed not to transfer such Registrable Security (subject to certain exceptions specified in the Letter Agreement) pursuant to the Letter Agreement entered into by such Holder in connection with the IPO.

“Maximum Number of Securities” has the meaning set forth in Section 3.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Nominee” has the meaning set forth in Section 2.1.

“Partnering Transaction” has the meaning assigned to such term in the Certificate of Incorporation.

“Permitted Transferee” means any Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities including, without limitation, pursuant to the Letter Agreement.

“Person” means any natural person, corporation, limited liability company, general or limited partnership, joint venture, trust, estate, proprietorship, unincorporated association, organization or other entity.

“Piggyback Registration” has the meaning set forth in Section 3.3(a).

“Post” has the meaning set forth in the Preamble and which term will include any successor thereto by operation of law or otherwise.

“Post Common Stock Amount” means, at any designated time, the aggregate number of issued and outstanding shares of Company Common Stock owned by the Post Stockholders and any Permitted Transferees.

“Post Common Stock Percentage” means, at the time of any determination thereof, the percentage obtained by dividing (x) the Post Common Stock Amount by (y) the total number of issued and outstanding shares of Company Common Stock.

“Post Stockholders” means (a) Post and its Wholly-Owned Subsidiaries (other than the Company and its Subsidiaries) and any officer or director of Post or its Wholly-Owned Subsidiaries (other than the Company and its Subsidiaries) and (b) any Qualified Distribution Transferee and its Wholly-Owned Subsidiaries.

“Post Voting Stock Amount” means, at any designated time, the aggregate number of issued and outstanding shares of Voting Stock owned by the Post Stockholders and any Permitted Transferees.

“Post Voting Stock Percentage” means, at the time of any determination thereof, the percentage obtained by dividing (x) the Post Voting Stock Amount by (y) the total number of issued and outstanding shares of Voting Stock.

“Private Placement Unit” has the meaning set forth in the Recitals.

“Private Placement Warrant” has the meaning set forth in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Public Warrants” means the Company’s warrants sold as part of the units in the IPO (whether such warrants are purchased in the IPO or thereafter in the open market) and any Private Placement Warrants that are subsequently resold to third parties following the consummation of the Company’s Partnering Transaction.

“Qualified Distribution Transaction” means, following the Partnering Transaction, the transfer, sale, assignment or other disposition by the Post Stockholders of all or substantially all of the Voting Stock held by them in any spinoff, splitoff or other distribution transaction in which the equity interests of a Post Stockholder holding, directly or indirectly, all or substantially all of the shares of Voting Stock held by the Post Stockholders are distributed to or acquired by (whether by redemption, dividend, share distribution, merger or otherwise) holders of one or more classes or series of common stock of Post on a pro rata basis with respect to each such class or series, or such equity interests are available to be acquired by the holders of one or more classes or series of Post’s common stock (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to such holders) on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“Registrable Security” means (a) the Private Placement Warrants and the shares of Company Series A Common Stock underlying the Private Placement Units, (b) the Forward Purchase Warrants, (c) the Working Capital Warrants and the shares of Company Series A Common Stock underlying the Working Capital Units, (d) the shares of Company Series A Common Stock issued upon exercise of the securities (as applicable) referenced in clauses (a), (b) or (c) or upon conversion of any share of Company Series B Common Stock, (e) any other Warrants or Company Common Stock (other than Company Series B Common Stock) that the Holders may have purchased in the open market, including in the IPO, and (f) any other equity security of the Company issued with respect to any of the securities referred to in clauses (a) through (e) or with respect to shares of Company Series B Common Stock by way of a stock dividend or stock split or by way of a conversion from or exercise of a warrant, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates or book-entry shares for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the SEC); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including the following:

(a) all registration, qualification, listing and filing fees (including fees with respect to filings required to be made with the Commission and Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Company Series A Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities or Exchangeable Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(f) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (other than underwriting discounts and selling commissions) and for any underwritten offering all expenses related to the “road show”, including applicable travel, meals and lodging; and

(g) reasonable fees and expenses of one (1) legal counsel selected by the Holder initiating an Underwritten Shelf Offering or a majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means any registration statement that permits the offer and resale of the Registrable Securities or the Exchangeable Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holder” has the meaning set forth in Section 3.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holders” means the Exchangeable Holders of the Exchangeable Securities sold in such Exchangeable Private Placement.

“Selling Holder Questionnaire” means a selling stockholder questionnaire, in form and content reasonably acceptable to the Company, completed and signed by a Selling Holder.

“Shelf Registration Statement” has the meaning set forth in Section 3.2(a).

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Director” means an individual elected to the Board that has been nominated by the Sponsor pursuant to this Agreement.

“Subsequent Shelf Registration” has the meaning set forth in Section 3.2(b).

“Subsidiary” when used with respect to any Person, means any other Person of which (x) in the case of a corporation, at least (A) 50% of the equity or (B) securities representing at least 50% of the outstanding voting power of such other Person are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns at least 50% of the equity interests thereof or (B) has the power to elect or direct the election of at least 50% of the members of the governing body thereof or otherwise has Control over such organization or entity.

“Takedown Requesting Holder” has the meaning set forth in Section 3.2(c).

“Tax” or “Taxes” means all federal, state, local or non-United States taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, stamp, occupation, premium, environmental, windfall profits, value added, severance, property, production, sales, use, transfer, registration, duty, license, excise, franchise, payroll, employment, social security (or similar), unemployment, disability, withholding, alternative or add-on minimum, estimated, or other taxes, whether disputed or not, imposed by any Government Entity, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm-commitment basis for reoffering to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.2(c).

“Voting Common Stock” means Common Stock that entitles the holders thereof to vote on matters submitted generally to the Company’s stockholders for approval, including the election of directors, but excluding any class or series of Common Stock whose voting rights are limited exclusively to approval of modifications or amendments to the rights, powers, preferences or privileges of such class or series.

“Voting Preferred Stock” means any Preferred Stock that entitles the holders thereof to vote on matters submitted generally to the Company’s stockholders for approval, including the election of directors, but excluding any class or series of Capital Stock whose voting rights are limited exclusively to approval of modifications or amendments to the rights, powers, preferences or privileges of such class or series.

“Voting Stock” means any Voting Common Stock and/or Voting Preferred Stock.

“Warrants” means the Public Warrants, the Forward Purchase Warrants, the Private Placement Warrants and the Working Capital Warrants.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary of such Person, 100% of the equity and voting interest in which is beneficially owned or owned of record, directly and/or indirectly, by such Person.

“Working Capital Units” means the units that may be issued upon conversion of up to $2,500,000 of working capital loans extended to the Company by the Sponsor or Post or its Subsidiaries, at the option of such lender, at a price of $10.00 per Working Capital Unit, each Working Capital Unit consisting of one share of Company Series A Common Stock and one-third of one warrant, where each whole warrant is exercisable to purchase one share of Company Series A Common Stock at an exercise price of $11.50 per share.

“Working Capital Warrants” means the warrants underlying the Working Capital Units.

Section 1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” For the avoidance of doubt, references to the ownership or beneficial ownership by Post Stockholders of any securities will be deemed to refer to the ownership (whether of record or book-entry through a brokerage account held in the name of Post) or beneficial ownership of such securities.

ARTICLE II

STOCKHOLDER RIGHTS

Section 2.1 Stockholder Rights

(a) Subject to the terms and conditions of this Agreement, at any time and from time to time on or after the date that the Company consummates a Partnering Transaction and for so long as the Sponsor holds any Registrable Securities:

(i) The Sponsor shall have the right, but not the obligation, to designate three individuals to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Corporate Governance and Compensation Committee of the Board, as applicable, for inclusion in a proxy statement for a meeting of stockholders provided to the Sponsor.

(ii) The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that there are three Sponsor Directors serving on the Board at all times.

(iii) The Company shall, to the fullest extent permitted by applicable law, use its best efforts to take all actions necessary to ensure that: (i) each Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(iv) If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of a Sponsor Director or for any other reason, the Sponsor shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

(v) If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Sponsor shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

(vi) As promptly as reasonably practicable following the request of any Sponsor Director, the Company shall enter into an indemnification agreement with such Sponsor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Sponsor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request.

(vii) The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as a Sponsor Director serves as a Director of the Company, maintain such coverage with respect to such Sponsor Director; provided that upon removal or resignation of such Sponsor Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six years from any such event in respect of any act or omission occurring at or prior to such event.

(viii) For so long as a Sponsor Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, whether such right is contained in the Company’s Certificate of Incorporation or Bylaws, each as amended, or another document (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(ix) Each Nominee may, but does not need to qualify as “independent” pursuant to listing standards of the New York Stock Exchange (or such other national securities exchange upon which the Company’s securities are then listed).

(x) Any Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Nominee provided (a) it does so in good faith, and (b) such objection is based upon any of the following: (i) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (ii) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (iii) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity, (iv) such proposed director was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated, or (v) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified director, Sponsor shall be entitled to propose a different nominee to the Board within 30 calendar days of the Company’s notice to Sponsor of its objection to the Nominee and such replacement Nominee shall be subject to the review process outlined above.

(xi) The Company shall take all necessary action to cause a Nominee chosen by the Sponsor, at the request of such Nominee to be elected to the board of directors (or similar governing body) of each material operating subsidiary of the Company. The Nominee, as applicable, shall have the right to attend (in person or remotely) any meetings of the board of directors (or similar governing body or committee thereof) of each subsidiary of the Company.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Demand Registration.

(a) Request for Registration. Subject to the provisions of Sections 3.1(c) and 3.4 hereof, at any time and from time to time on or after the date the Company consummates the Partnering Transaction, the Holders of at least 15% in interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within three (3) Business Days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) Business Days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 3.2(a)

in any 12-month period with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 4.1 of this Agreement.

(b) Underwritten Offering. Subject to the provisions of Sections 3.1(c) and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 3.1(b) and the Company shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company). The majority-in-interest of the Demanding Holders initiating the Demand Registration shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees.

(c) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Common Stock or other equity securities that the Company desires to sell and the Company Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) holds prior to such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Company Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

(d) Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 3.1(a) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 3.1(d).

Section 3.2 Shelf Registration on Form S-3.

(a) The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”); a registration statement filed pursuant to this Section 3.1(a) (a “Shelf Registration Statement”) shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. Within three (3) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on a Shelf Registration Statement, the Company shall promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify the Company, in writing, within three (3) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than ten (10) days after the Company’s initial receipt of such written request for a Registration on a Shelf Registration Statement, the Company shall file a Shelf Registration Statement relating to all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 3.1(a) if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000. The Company shall maintain each Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf Registration Statement.

(b) If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities included on such Shelf Registration Statement, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, a Shelf Registration Statement (including by means of a post-effective amendment) a Subsequent Shelf Registration, or prospectus supplements, if available, and cause the same to become effective as soon as practicable after such filing and such Shelf Registration Statement or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.

(c) At any time and from time to time after a Shelf Registration Statement has been declared effective by the Commission, the Sponsor and the Takedown Requesting Holders (if any) may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall be obligated to effect an Underwritten Shelf Takedown only if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $5,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each, a “Takedown Requesting Holder”) at least 24 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including to those set forth herein). The Sponsor and the Takedown Requesting Holders (if any) shall have the right to select the underwriter(s) for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

(d) If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Sponsor and the Takedown Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Sponsor and the Takedown Requesting Holders (if any) desire to sell, taken together with all other Company Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Sponsor that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Stock or other equity securities of the Takedown Requesting Holders, if any, that can be sold without exceeding the Maximum Number of Securities, determined pro rata, based on the respective number of Registrable Securities that each Takedown Requesting Holder has so requested to be included in such Underwritten Shelf Takedown.

(e) The Sponsor and the Takedown Requesting Holders (if any) shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown prior to the public announcement of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to a withdrawal under this Section 3.2(e).

Section 3.3 Piggyback Registration.

(a) Piggyback Rights. If, at any time on or after the date of the consummation of the Partnering Transaction, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including pursuant to Section 3.1 hereof), other than a Registration Statement (i) filed in connection with any Company Incentive Plan or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) Business Days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). The

Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.3(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 3.3(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Company Common Stock that the Company desires to sell, taken together with (i) the shares of Company Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 3.3 hereof, and (iii) the shares of Company Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.3(a) hereof and Company Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company (pro rata based on the respective number of Registrable Securities that each stockholder holds prior to such Underwritten Registration), which can be sold without exceeding the Maximum Number of Securities; and

(ii) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Company Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.3(a) and Company Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons (pro rata based on the respective number of Registrable Securities that each stockholder holds prior to such Underwritten Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.3(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 3.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 3.1 hereof.

Section 3.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 3.1(a) and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, the President or other executive officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

Section 3.5 Lock-Up Periods. Notwithstanding anything to the contrary contained in this Agreement, no Holder shall be permitted to sell Registrable Securities pursuant to a Registration during any Lock-Up Period with respect to such Registrable Securities; provided that the existence of a Lock-Up Period with respect to any Registrable Securities shall not alter the Company’s obligation to Register any such Registrable Securities pursuant to this Agreement pursuant to Section 3.1(a).

Section 3.6 Registration in Connection with Hedging Transactions.

(a) The Company acknowledges that from time to time a Holder may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. The Company agrees that, in connection with any proposed Hedging Transaction (if during any Lock-Up Period, to the extent then permitted by the Letter Agreement), if, in the reasonable judgment of counsel to such Holder (after good faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act sales or transfers (whether short or long and whether by the Holder or by the Hedging Counterparty) of Registrable Securities or (by the Hedging Counterparty) other shares of Common Stock in connection therewith, then a Registration Statement covering Registrable Securities in a manner otherwise in accordance with the terms and conditions of this Agreement to register such sales or transfers under the Securities Act. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to register, and shall not be required to pay Registration Expenses in connection with the registration of, an aggregate number of sales or transfers of Registrable Securities in excess of the total number of Registrable Securities, it being understood that a sale or transfer of any Registrable Securities shall be considered to have been registered for purposes of this Section 3.6 and Section 6.2 when (1) a Registration Statement covering such Registrable Securities shall have been declared effective or, following a request pursuant to Section 3.6(b), an effective shelf Registration Statement is available to cover the sale or transfer of the Registrable Securities requested to be covered and (2) in the case of a Demand Registration, such Registration Statement shall have remained effective until such sale or transfer of such Registrable Securities shall have occurred.

(b) If, in the circumstances contemplated by Section 3.6(a), a Holder seeks to register sales or transfers of Registrable Securities (or the sale or transfer by a Hedging Counterparty of other shares of Company Common Stock) in connection with a Hedging Transaction at a time when a shelf Registration Statement covering Registrable Securities is effective, upon receipt of written notice thereof from the Sponsor, the Company shall use commercially reasonable efforts to take such actions as may reasonably be required to permit such sales or transfers in connection with such Hedging Transaction to be covered by such effective Registration Statement in a manner otherwise in accordance with the terms and conditions of this Agreement, which may include, among other things, the filing of a prospectus supplement or post-effective amendment including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, and any change to the plan of distribution contained in the Prospectus.

(c) Any information regarding a Hedging Transaction included in a Registration Statement pursuant to this Section 3.6 shall be deemed to be information provided by the Holder selling or transferring Registrable Securities pursuant to such Registration Statement for purposes of Article V of this Agreement.

(d) If, with respect to a Hedging Transaction in connection with which a registration is contemplated by Section 3.6(a), a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling securityholder, then, as a condition to including in any Registration Statement any sales or transfers of Registrable Securities by such Hedging Counterparty in connection with such Hedging Transaction, it and the Company shall be required to enter into an agreement with the other providing for indemnification rights substantially similar to those provided under Article V.

Section 3.7 Registration in Connection with Exchangeable Private Placements.

(a) At any time following the occurrence of an Exchangeable Shelf Registration Trigger Event, the Holder that effected the Exchangeable Private Placement may, by providing written notice to the Company, request that the corresponding Selling Holders be able to sell all or part of their Exchangeable Registrable Securities delivered or deliverable under the terms of such Exchangeable Private Placement pursuant to an Exchangeable Shelf Registration Statement (an “Exchangeable Security Shelf Registration Request”) for a secondary offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Exchangeable Security Shelf Registration”). Each Exchangeable Security Shelf Registration Request shall specify the number of Exchangeable Registrable Securities to be registered on the Exchangeable Shelf Registration Statement. A Selling Holder shall not be named in such Exchangeable Shelf Registration Statement unless and until the Company has received a fully completed and executed Selling Holder Questionnaire for such Selling Holder. Subject to the provisions of this Agreement, after receipt of an Exchangeable Security Shelf Registration Request, if the Company is then eligible to file an Exchangeable Shelf Registration Statement, the Company shall, to the extent permitted by applicable law, as promptly as practicable and no later than twenty (20) business days after receipt of such Exchangeable Security Shelf Registration Request file with the Commission a new Exchangeable Shelf Registration Statement or amend or renew an existing or expiring Exchangeable Shelf Registration Statement, at the Company’s option, to effectuate such Exchangeable Shelf Registration Statement. If permitted under the Securities Act, such Exchangeable Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Exchangeable Shelf Registration Statement to be declared effective by the Commission or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. The Company shall use its commercially reasonable efforts to keep such Exchangeable Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by such Selling Holders until the earlier of (i) one (1) year after the Exchangeable Shelf Registration Statement is first declared effective, (ii) the date as of which all of the Exchangeable Registrable Securities covered by such Shelf Registration Statement shall have been sold pursuant to such Exchangeable Shelf Registration Statement and (iii) the date as of which each of the Selling Holders is permitted to sell its Exchangeable Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, an “Exchangeable Security Shelf Period”). An Exchangeable Security Shelf Period shall be extended by the number of days of any suspension of the Exchangeable Shelf Registration Statement that occurs during such Exchangeable Security Shelf Period. An Exchangeable Shelf Registration pursuant to this Section 5.7(a) shall not be an underwritten offering. As a condition to being named as a selling stockholder in the Prospectus included in an Exchangeable Shelf Registration Statement, each Selling Holder will be required to agree to be bound by the obligations applicable to a Holder set forth in Sections 5(b) through (e). All actions on behalf of the Selling Holders shall be coordinated and communicated to the Company by, and proceed through, the applicable Holder.

(b) In connection with an Exchangeable Private Placement in which the aggregate gross proceeds from such private placement to the Holder are at least $250,000,000, the Company shall make the Company’s executive officers available, to the extent requested by such Holder and the initial purchasers (an “Exchangeable Private Placement Request”), to reasonably assist in the marketing of the Exchangeable Securities to be sold in such Exchangeable Private Placement, to the same extent as would be required under Section 4.1(j) in connection with a Demand Registration; provided that the Holder may request that the Company make the Company’s executive officers available for participation in “road show” presentations pursuant to Section 4.1(o).

(c) A Holder may, by written notice to the Company, withdraw Shelf Registrable Securities from an Exchangeable Security Shelf Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notice from the applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.

ARTICLE IV

COMPANY PROCEDURES

Section 4.1 General Procedures. If at any time on or after the date the Company consummates the Partnering Transaction the Company is required to effect the Registration of Registrable Securities or of Exchangeable Registrable Securities, the Company shall use its best efforts to effect such Registration or Exchangeable Security Shelf Registration to permit the sale of such Registrable Securities or such Exchangeable Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities or such Exchangeable Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities and Exchangeable Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders of at least a majority in interest of the Registrable Securities or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities and Exchangeable Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such

Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders or of Exchangeable Registrable Securities;

(d) prior to any public offering of Registrable Securities or Exchangeable Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities or Exchangeable Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities or Exchangeable Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities or Selling Holders of Exchangeable Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities or Exchangeable Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities or Exchangeable Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities or Exchangeable Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each Holder or its counsel;

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.4 hereof;

(j) permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(o) in the case of an Underwritten Offering of Registrable Securities or an Exchangeable Private Placement, in each case, involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter or applicable Holder, respectively, in any Underwritten Offering;

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration, including making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(q) in the case of an offering of Exchangeable Registrable Securities in connection with an Exchangeable Security Private Placement, promptly incorporate in a supplement to the Prospectus, a filing incorporated by reference into the Prospectus or a post-effective amendment to the Exchangeable Shelf Registration Statement the information for each Selling Holder set forth in its fully completed and executed Selling Holder Questionnaire delivered to the Company, and promptly make all required filings of such supplement, filing or post-effective amendment after receipt of such Selling Holder Questionnaire.

Section 4.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear Underwriters’ commissions and discounts relating to the sale of Registrable Securities, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders or the Selling Holders.

Section 4.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 4.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4.

Section 4.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Company Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

Section 5.1 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities or Selling Holder of Exchangeable Registrable Securities, their respective officers and directors and each Person who controls such Holder or Selling Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder (including with respect to information about any Selling Holder) expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder or Selling Holders.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities or any Selling Holders of Exchangeable Registrable Securities is participating, such Holder or Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder or such Selling Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities and among such Selling Holders of Exchangeable Registrable Securities, and the liability of each such Holder of Registrable Securities and each such Selling Holder of Exchangeable Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities or by each such Selling Holder from the sale of Exchangeable Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of any Exchangeable Registrable Securities by any Holder. The Company and each Holder of Registrable Securities participating in an offering and each of the Selling Holders of Exchangeable Registrable Securities agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s or such Selling Holders’ indemnification is unavailable for any reason.

(e) If the indemnification provided under Article V hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder or of any Selling Holders under this Section 5.1(e) shall be limited to the amount of the net proceeds received by such Holder or such Selling Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1(a), 5.1(b) and 5.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1(e) from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

TERMINATION

Section 6.1 Termination. Except as provided in Section 6.2, this Agreement shall terminate (a) with the mutual written agreement of the Company and the Sponsor or (b) immediately following the first date on which the Post Voting Stock Percentage is less than two percent (2%).

Section 6.2 Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 6.1, there shall be no further liability or obligation hereunder on the part of any party hereto and this Agreement (other than Sections 7.5, 7.6, 7.10 and 7.11) shall thereafter be null and void; provided, that Articles III, IV and V of this Agreement shall survive any termination until the earlier of (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; and provided, further, that nothing contained in this Agreement (including this Section 6.2) shall relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendment and Modification. Compliance with the provisions, covenants or conditions set forth in Article II (and any provisions of this Article VII that affect Article II) may be waived, or any of such provisions, covenants or conditions may be amended or modified, only with the written consent of the Sponsor. Compliance with any of the provisions, covenants and conditions set forth in this Agreement (other than in Article II or the provisions of this Article VII that affect Article II) may be waived, or any of such provisions, covenants or conditions may be amended or modified, only with the written consent of the Company, the Sponsor, Post and the Holders of at least a majority in interest of the Registrable Securities at the time in question; provided, however, that notwithstanding the foregoing, any such amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 7.2 Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of each other party hereto, except that (i) Sponsor may assign or delegate its rights under Article II to a Qualified Distribution Transferee in connection with a Qualified Distribution Transaction, and (ii) any Holder may assign or delegate its rights under Article III to a Permitted Transferee in connection with the transfer of Registrable Securities by such Holder to the Permitted Transferee. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors (including, in the case of the Company, any successor publicly traded Person resulting from a reorganization of the Company, and in the case of the Holders, Permitted Transferees) and assigns and executors, administrators and heirs. This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, and as expressly set forth in this Agreement and this Section 7.2 hereof. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 7.5 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 7.2 shall be null and void.

Section 7.3 Binding Effect; Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior representations, agreements and understandings, written or oral, of any and every nature among them.

Section 7.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be enforceable, the intent and purpose of such unenforceable provision, and (b) the balance of this Agreement shall be interpreted as if such unenforceable provisions were excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

Section 7.5 Notices and Addresses. All notices, requests, claims, demands, waiver and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail (with delivery confirmation); (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery); or (c) and on the third Business Day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

Post Holdings Partnering Corporation

2503 S. Hanley Road

St. Louis, Missouri 63144

Attention: Brad harper

Telephone: (314) 644-7600

Facsimile:

Email: brad.harper@postholdings.com

If to the Sponsor or Post:

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Facsimile:

Attention: Diedre Gray

E-Mail: diedre.gray@postholdings.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Christian O. Nagler, Esq.

Wayne E. Williams, Esq.

Email: cnagler@kirkland.com

wwilliams@kirkland.com

Section 7.6 Governing Law. This Agreement and all claims or disputes arising out of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 7.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 7.8 Counterparts. This Agreement may be executed via facsimile or pdf and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 7.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law. At such times as the Sponsor or Post may reasonably request, the Company will provide such requesting party with information regarding the number of shares of Company Common Stock outstanding.

Section 7.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at Law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

Section 7.11 Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, another state court within the State of Delaware or, in the event (but only in the event) that no state court within the State of Delaware has subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware (and in each case, any appellate courts thereof), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, another state court within the State of Delaware or, in the event (but only in the event) that no state court within the State of Delaware has subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware (and in each case, any appellate courts thereof), or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, another state court within the State of Delaware or, in the event (but only in the event) that no state court within the State of Delaware has subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware (and in each case, any appellate courts thereof). The parties hereto hereby consent to and grant the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, another state court within the State of Delaware or, in the event (but only in the event) that no state court within the State of Delaware has subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware (and in each case, any appellate courts thereof), jurisdiction over the Person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.12 Adjustments. References herein to numbers of shares, the series thereof, and to per share prices, shall be appropriately adjusted to account for any reclassification, exchange, substitution, combination, stock split, reverse stock split, or stock dividend or other share distribution made on or with respect to the applicable series of shares, occurring or effective following the date of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

POST HOLDINGS PARTNERING CORPORATION

By	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: President and Chief Investment Officer

PHPC SPONSOR, LLC

By	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: President

POST HOLDINGS, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: EVP, General Counsel and CAO, Secretary

[Signature Page to Investor Rights Agreement]